BYLAWS

                                          OF

                                  ICG SERVICES, INC.

                               (A DELAWARE CORPORATION)


                                      ARTICLE I
                                       --------

                                     STOCKHOLDERS
                                     ------------

                    SECTION 1.1    ANNUAL MEETINGS.  The annual meeting of
                                   ---------------
          the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the board of directors shall fix each year. Each such annual meeting shall be held at such date, time, and place, within or without the State of Delaware, as shall be determined by the board of directors. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

                    SECTION 1.2    SPECIAL MEETINGS.  Except as otherwise
                                   ----------------
          required by law or by the certificate of incorporation and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the chairman of the board or the president, or by the board of directors pursuant to a resolution approved by a
          majority of the entire board of directors.   The term "entire
          board of directors," as used in these bylaws, means the total number of directors which the Corporation would have if there were no vacancies. A special meeting of stockholders shall be called by the president upon the written request, stating date, time, place and purpose(s) of the meeting, of stockholders who together own of record not less than 5% of the voting power of the outstanding stock of all classes entitled to vote at such meeting.

                    SECTION 1.3    CONSENT OF STOCKHOLDERS IN LIEU OF
                                   ----------------------------------
          MEETING.  Unless otherwise restricted by the certificate of
          -------
          incorporation, any action required or permitted to be taken at any annual meeting or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided above.

                    SECTION 1.4    NOTICE OF MEETING.  Written notice
                                   -----------------
          stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, except as otherwise required by statute or the certificate of incorporation, either personally or by mail, prepaid telegram, telex, or facsimile transmission to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation. The Corporation shall, at the written request of any stockholder, cause such notice to such stockholder to be confirmed to another address and/or by such other means as such stockholder may reasonably request, provided that if a written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only.

                    SECTION 1.5    WAIVER.  Attendance of a stockholder of
                                   ------
          the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

                    SECTION 1.6    LIST OF STOCKHOLDERS ENTITLED TO VOTE.
                                   -------------------------------------
          The secretary shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                    SECTION 1.7    QUORUM; ADJOURNMENT.  Except as
                                   -------------------
          otherwise required by law or the certificate of incorporation, the holders of one-third of the outstanding shares of each class of stock entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum. With respect to any matter on which stockholders vote separately as a class, the holders of one-third of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class at the meeting on such matter. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without further notice if the time and place of the adjourned meeting are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                    SECTION 1.8    RECORD DATE.  In order that the
                                   -----------
          Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders or entitled to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournments thereof shall not be more than 60 nor less than 10 days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for any other action shall not be more than 60 days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer of agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and, when prior action by the board of directors is required, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                    SECTION 1.9    PROCEDURE.  The order of business and
                                   ---------
          all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

                    SECTION 1.10   ORGANIZATION.  Meetings of stockholders
                                   ------------
          shall be presided over by the chairman of the board, or in his absence by the president, or in his absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                    SECTION 1.11   VOTING; PROXIES.  Unless otherwise
                                   ---------------
          provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of any class of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors, such election and all other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class.

                    SECTION 1.12   SHARES HELD BY NOMINEES.  The
                                   -----------------------
          Corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the Corporation as a stockholder. The extent of this recognition may be determined in the procedure thus established.


                                      ARTICLE II
                                      ----------

                                  BOARD OF DIRECTORS
                                  ------------------

                    SECTION 2.1    NUMBER, ELECTION, QUALIFICATION AND TERM
                                   ----------------------------------------
          OF OFFICE.  The initial board of directors of the Corporation
          ---------
          shall consist of five (5) persons. The number of directors which shall constitute the whole board of directors shall not be less than three (3) nor more than ten (10). Within such limits, the number of directors may be fixed from time to time by the board of directors. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Delaware or a stockholder of the Corporation. Directors shall be elected at each annual meeting of stockholders. Each director shall hold office until the next annual meeting of stockholders following his election and thereafter until his successor shall have been elected and qualified.

                    SECTION 2.2    RESIGNATION AND REMOVAL.  Any director
                                   -----------------------
          may resign at any time upon written notice to the board of directors, the chairman of the board or the president of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause at any time upon the affirmative vote the holders of a majority of the outstanding shares of stock of the Corporation then entitled to vote at an election of directors.

                    SECTION 2.3    NEWLY CREATED DIRECTORSHIPS AND
                                   -------------------------------
          VACANCIES.  Except as otherwise fixed pursuant to the provisions
          ---------
          of the certificate of incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the remaining members of the board of directors. Any such vacancies or newly created directorships may also be filled upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the stockholders called for the purpose. Each director chosen to fill a vacancy shall hold office until the next annual meeting and thereafter until his successor shall have been elected and qualified.

                    SECTION 2.4    REGULAR MEETINGS.  Regular meetings of
                                   ----------------
          the board of directors shall be held at such times and at such places within or without of the State of Delaware as the board of directors may from time to time determine.

                    SECTION 2.5    SPECIAL MEETINGS.  Special meetings of
                                   ----------------
          the board of directors may be called at any time, at any place and for any purpose by the chairman of the board, any two members of the board, or the president.

                    SECTION 2.6    NOTICE OF MEETINGS.  Notice of regular
                                   ------------------
          meetings of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than 7 calendar days preceding the date of the meeting, or (b) personally delivered, telegraphed, sent by facsimile transmission or communicated by telephone at least 24 hours before the time of the meeting. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

                    SECTION 2.7    WAIVER.  Attendance of a director at a
                                   ------
          meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

                    SECTION 2.8    QUORUM.  Except as may be otherwise
                                   ------
          provided by law or in the certificate of incorporation, the presence of a majority of the entire board of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board of directors. The affirmative vote of a majority of all directors constituting the board of directors shall be required for the board of directors to act. In the case of any meeting of the board of directors a quorum shall not be present, the directors present may adjourn the meeting from time to time until a quorum shall attend.

                    SECTION 2.9    CHAIRMAN OF THE BOARD.  A chairman of
                                   ---------------------
          the board may be appointed by the board of directors and, if appointed, shall have such general powers and duties of supervision and management as are usually vested in the office of chairman of the board. He shall preside at all meetings of the stockholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these bylaws. The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president, as it may from time to time determine. The chairman of the board shall hold his position at the pleasure of the board of directors and may be removed at any time by the board of directors with or without cause.

                    SECTION 2.10   TELEPHONIC MEETINGS PERMITTED.  Members
                                   -----------------------------
          of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

                    SECTION 2.11   POWERS.  The business, property and
                                   ------
          affairs of the Corporation shall be managed by or under the direction of the board of directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, by the certificate of incorporation or by these bylaws, directed or required to be exercised or done by the stockholders.

                    SECTION 2.12   ORGANIZATION.  Meetings of the board of
                                   ------------
          directors shall be presided over by the chairman of the board, or in his absence by the president, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                    SECTION 2.13   ACTION WITHOUT A MEETING.  Unless
                                   ------------------------
          otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

                    SECTION 2.14   COMPENSATION.  Unless otherwise
                                   ------------
          restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees.


                                     ARTICLE III
                                     -----------

                                      COMMITTEES
                                      ----------

                    SECTION 3.1    DESIGNATION OF COMMITTEES.  Subject to
                                   -------------------------
          the other provisions of these bylaws, the board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

                    SECTION 3.2    COMMITTEE POWERS AND AUTHORITY.  The
                                   ------------------------------
          board of directors may provide, by resolution or by amendment to these bylaws, that a committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or
          (ii) adopting, amending or repealing any bylaw of the Corporation..

                    SECTION 3.3    COMMITTEE PROCEDURES.  To the extent the
                                   --------------------
          board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Article II (except that a committee need not have annual meetings).

                                      ARTICLE IV
                                      ----------

                                       OFFICERS
                                      ---------

                    SECTION 4.1    NUMBER.  The officers of the Corporation
                                   ------
          shall be appointed or elected by vote of the board of directors. The initial officers shall be a president and a secretary.

                    SECTION 4.2    ADDITIONAL OFFICERS.  The board of
                                   -------------------
          directors may appoint such other officers, including, without limitation, assistant secretaries and assistant treasurers, as it shall deem appropriate. Such other officers shall have such power and authority as determined by the board, except as otherwise provided herein.

                    SECTION 4.3    TERM OF OFFICE, RESIGNATION.  All
                                   ---------------------------
          officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the board of directors and may be removed at any time by the board of directors with or without cause. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Except as otherwise provided in any officer's or employee's employment contract, any officer may resign at any time by giving written notice of his resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office shall be filled by vote of the board of directors.

                    SECTION 4.4    DUTIES.  The officers of the Corporation
                                   ------
          shall perform the duties and exercise the powers assigned to them from time to time by the board of directors or the president. In the absence of such assignment, the officers shall have the duties and powers described in this Article IV.

                    SECTION 4.5    CHAIRMAN OF THE BOARD.  The chairman of
                                   ---------------------
          the board or, if there is not a chairman of the board, the president, shall, if present, preside at all meetings of the board of directors and stockholders and shall have general charge and supervision of the business of the Corporation. The chairman of the board shall exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws.

                    SECTION 4.6    PRESIDENT.  The president shall be the
                                   ---------
          chief executive officer of the Corporation and shall perform all duties incident to such office, and such other duties as, from time to time, may be assigned to him or her by the board of directors. The president may execute contracts, deeds and other instruments on behalf of the Corporation. In the absence of the chairman of the board or in the event of his disability, inability or refusal to act, the president shall perform the duties and exercise the power of the chairman of the board. The president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

                    SECTION 4.7    VICE PRESIDENT.  Each vice president, if
                                   --------------
          any, shall perform such functions as may be prescribed by the board of directors or the president. Each vice president may execute contracts, deeds and other instruments on behalf of the Corporation. Each vice president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Upon the death, disability or absence of the president, the vice president (or if more than one holds office, the vice president among those present who has held such office for the longest continuous period, unless another method of selection has been established by resolution of the board of directors) shall perform the duties and exercise the powers of the president. Each vice president shall perform such other duties as the board, the chairman of the board, or the president may from time to time prescribe or delegate to him.

                    SECTION 4.8    SECRETARY.  The secretary shall give, or
                                   ---------
          cause to be given, notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the board of directors, he shall give notice of any such special meeting. He shall keep the minutes of all meetings of the stockholders, the board of directors, or any committee established by the board of directors. The secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. The secretary shall perform such other duties as the board, the chairman of the board, or the president and chief executive officer may from time to time prescribe or delegate to him.

                    SECTION 4.9    TREASURER.  The treasurer shall be
                                   ---------
          responsible for the control of all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the board of directors. If required by the board, the treasurer shall give a bond for the faithful discharge of his duties, with such surety or sureties as the board may determine. He shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the president and the board, whenever requested, an account of the financial condition of the Corporation. The treasurer shall perform such other duties as the board, the chairman of the board, or the president and chief executive officer may from time to time prescribe or delegate to him.

                    SECTION 4.10   ASSISTANT SECRETARIES AND ASSISTANT
                                   -----------------------------------
          TREASURERS.  The assistant secretaries, when authorized by
          ----------
          the board of directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or board of directors.

                    SECTION 4.11   OTHER OFFICERS.  The other officers, if
                                   --------------
          any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution adopted by the board of directors which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the board. The board may require any officer, agent or employee to give security for the faithful performance of his duties.

                    SECTION 4.12   SALARIES.  The salaries of the officers
                                   --------
          shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.


                                      ARTICLE V
                                      ---------

                                        STOCK
                                        -----

                    SECTION 5.1    CERTIFICATES.  Each stockholder of the
                                   ------------
          Corporation shall be entitled to a certificate or certificates signed by or in the name of the Corporation by the chairman of the board, the president or a vice president and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, all of whom may be the same person, representing the number of shares of stock of the Corporation owned by such stockholder. Any or all the signatures on the certificate may be a facsimile.

                    SECTION 5.2    FACSIMILE SIGNATURES.  In case any
                                   --------------------
          officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent or registrar at the date of issue.

                    SECTION 5.3    FRACTIONAL SHARES OR SCRIP.  The
                                   --------------------------
          Corporation may: (a) issue fractions of a share or pay in money the value of fractions of a share; (b) arrange for disposition of fractional shares by the stockholders; or (c) issue scrip in registered or bearer form entitling the holder to receive a full share upon surrendering enough scrip to equal a full share. Each certificate representing scrip must be conspicuously labeled "scrip" and must contain the information required to be included in a share certificate by the Delaware General Corporation Law. The holder of a fractional share is entitled to exercise the rights of a stockholder, including the right to vote, to receive dividends, and to participate in the assets of the Corporation upon liquidation. The holder of scrip is not entitled to any of these rights unless the scrip provides for them. The board of directors may authorize the issuance of scrip subject to any condition considered desirable, including (a) that the scrip will become void if not exchanged for full shares before a specified date; and (b) that the shares for which the scrip is exchangeable may be sold and the proceeds paid to the scripholders.

                    SECTION 5.4    REGISTERED STOCKHOLDERS.  The
                                   -----------------------
          Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

                    SECTION 5.5    CANCELLATION OF CERTIFICATES.  All stock
                                   ----------------------------
          certificates surrendered to the Corporation shall be cancelled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and cancelled.

                    SECTION 5.6    LOST, STOLEN OR DESTROYED STOCK
                                   -------------------------------
          CERTIFICATES.  The board of directors may direct a new
          ------------
          certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the board of directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, give the Corporation and its transfer agent or agents, registrar or registrars an indemnity bond in such form and amount as the board of directors may direct against any claim that may be made against the Corporation and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                    SECTION 5.7    TRANSFER OF SHARES.  Upon compliance
                                   ------------------
          with any provisions restricting the transferability of shares that may be set forth in the Delaware General Corporation Law, the certificate of incorporation, these bylaws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these bylaws, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the secretary of the Corporation, shall be so expressed in the entry of transfer.

                    SECTION 5.8    TRANSFER AGENTS AND REGISTRARS.  The
                                   ------------------------------
          Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the board of directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.


                                      ARTICLE VI
                                      ----------

                                   INDEMNIFICATION
                                   ---------------

                    SECTION 6.1    DIRECTORS AND OFFICERS.  Subject to the
                                   ----------------------
          other Sections of this Article VI, the Corporation shall, to the fullest extent permitted by the laws of the State of Delaware and the Corporation's certificate of incorporation as now or hereafter in effect, (i) indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation, or, by reason of the fact that such officer or director is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement reasonably incurred by him or her in connection with such Proceeding, including any Proceeding by or on behalf of the Corporation; and (ii) advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding, whether prior to or after final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this
          Article VI or otherwise.

                    SECTION 6.2    SUBROGATION.  In the event of payment
                                   -----------
          under these bylaws, the indemnifying party or parties shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person therefor, and such person shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

                    SECTION 6.3    EFFECT OF CERTAIN PROCEEDINGS.  The
                                   -----------------------------
          termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in these bylaws) of itself adversely affect the right of any person to indemnification or create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

                    SECTION 6.4    EXCEPTION TO RIGHT OF INDEMNIFICATION OR
                                   ----------------------------------------
          ADVANCEMENT OF EXPENSES.  Notwithstanding any other provision of
          -----------------------
          these bylaws, no person shall be entitled to indemnification or advancement of expenses under these bylaws with respect to any Proceeding brought by such person, unless the bringing of such Proceeding or making of such claim shall have been approved by the board of directors.

                    SECTION 6.5    CONTRACT.  The foregoing provisions of
                                   --------
          this Article VI shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while these bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this
          Article VI.

                    SECTION 6.6    INCLUSION OF SUBSIDIARIES AND
                                   -----------------------------
          CONSTITUENT CORPORATIONS.  The board of directors may provide
          ------------------------
          by resolution that references to "the Corporation" in this
          Article VI shall include, in addition to this Corporation,
          (i) any subsidiary of the Corporation now or hereinafter organized under the laws of the State of Delaware and (ii) any constituent corporation absorbed in a merger with this Corporation so that any person who was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article VI with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

                    SECTION 6.7    INUREMENT.  The indemnification and
                                   ---------
          advancement of expenses provided by, or granted pursuant to, this
          Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

                    SECTION 6.8    EMPLOYEES AND AGENTS.  To the same
                                   --------------------
          extent as it may do for a director or officer, the Corporation may, in the discretion of the board of directors, indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation.

                                     ARTICLE VII
                                     -----------

                                    MISCELLANEOUS
                                    -------------

                    SECTION 7.1    SEAL.  The board of directors may adopt
                                   ----
          a seal which, when adopted, shall constitute the corporate seal of the Corporation. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                    SECTION 7.2    FISCAL YEAR.  The Corporation's fiscal
                                   -----------
          year shall end on December 31, unless the board of directors otherwise determines.

                    SECTION 7.3    AMENDMENTS.  Subject to the provisions
                                   ----------
          of the certificate of incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose), provided that in the notice of the special meeting, notice of such purpose given. Subject to the laws of the State of Delaware, the certificate of incorporation and the other provisions of these bylaws, the board of directors may, by majority vote of the entire board of directors alter, amend or repeal these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                    SECTION 7.4    MEANING OF CERTAIN TERMS.  As used
                                   ------------------------
          herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "stockholder" or "stockholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the articles of incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Delaware General Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

                    SECTION 7.5    FORM OF RECORDS.  Any records maintained
                                   ---------------
          by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                    SECTION 7.6    DIVIDENDS.  Dividends upon the stock of
                                   ---------
          the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the certificate of incorporation.

                    SECTION 7.7    RESERVES.  Before the payment of any
                                   --------
          dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

                    SECTION 7.8    CHECKS.  All checks or demands for money
                                   ------
          and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                    SECTION 7.9    RULES OF ORDER.  At any meeting of
                                   --------------
          stockholders or directors of the Corporation at which a question of procedure arises, the person presiding at the meeting may rely upon the Robert's Rules of Order, Newly Revised as then in effect to resolve any such question.




                                        ----------------------------
                                        Secretary